Exhibit 10.1

WAIVER, BORROWING BASE REDETERMINATION
AND NINTH AMENDMENT TO CREDIT AGREEMENT

THIS WAIVER, BORROWING BASE REDETERMINATION AND NINTH AMENDMENT TO CREDIT AGREEMENT (this “Waiver and Amendment”) dated as of December 30, 2015, among YUMA EXPLORATION AND PRODUCTION COMPANY, INC., a Delaware corporation (the “Borrower”), the undersigned lenders party to the Credit Agreement (the “Lenders”) and SOCIÉTÉ GÉNÉRALE, in its capacity as Administrative Agent and Issuing Bank (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of August 10, 2011 (the “Original Credit Agreement”), as amended by that certain First Amendment and Limited Waiver to Credit Agreement and Assignment, dated as of September 30, 2012, as further amended by that certain Second Amendment to Credit Agreement and Assignment, dated as of February 13, 2013, as further amended by that certain Third Amendment to Credit Agreement and Assignment, dated as of May 20, 2013, as further amended by that certain Fifth Amendment to Credit Agreement, dated as of October 14, 2014, as further amended by that certain Sixth Amendment to Credit Agreement, dated as of January 23, 2015, as further amended by that certain Seventh Amendment to Credit Agreement, dated as of April 7, 2015, as further amended by that certain Eighth Amendment to Credit Agreement dated as of July 27, 2015 (the Original Credit Agreement, as so amended, and as otherwise amended, restated, modified or supplemented from time to time until the date hereof, the “Credit Agreement”).

B. The Borrower has (i) provided to the Administrative Agent and the Lenders the financial information for the four-quarter period ended September 30, 2015, which demonstrates that the Borrower has exceeded the maximum permitted ratio of Funded Debt to EBITDA under Section 9.01(b) of the Credit Agreement for such period and (ii) requested that the Administrative Agent and the Lenders waive the Borrower’s non-compliance with such ratio until May 31, 2016, provided that if, on or before such date, the Borrower shall have satisfied the requirements and conditions set forth in this Waiver and Amendment, such non-compliance shall be waived indefinitely.

C. In accordance with the Credit Agreement, the Non-Conforming Borrowing Base Termination Date occurred on October 1, 2015, and, as such, the Credit Agreement no longer allows the Borrower to have a Non-Conforming Borrowing Base.

D. The Borrower has provided the necessary reserve report information in order for the Administrative Agent and the Lenders to complete the fall 2015 Scheduled Redetermination of the Borrowing Base and, after reviewing such reserve information and taking into account the amount of the Borrower’s Debt and the Borrower’s non-compliance with the maximum ratio of Funded Debt to EBITDA permitted under Section 9.01(b) of the Credit Agreement, the Administrative Agent and the Lenders have recommended reductions in the Borrowing Base as set forth herein (to which the Borrower does hereby agree).

E. In consideration of the foregoing, the Borrower has informed the Administrative Agent and the Lenders that it is pursuing strategic corporate and financing alternatives to reduce the Borrower’s Debt, including a possible merger, asset sale, equity capital contribution or other financing alternative, the proceeds of which will be used, among other things, to reduce the Borrower’s Debt.

F. The Borrower has requested certain amendments, waivers and modifications to the Credit Agreement and, subject to the conditions precedent set forth herein, the parties hereto have agreed to so amend, waive or otherwise modify the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms.  All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Waiver and Amendment, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Waiver and Amendment, as the same shall hereafter be amended from time to time.

2. Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 5 hereof, the Credit Agreement is amended as follows:

A. Section 8.01(p).  Section 8.01(p) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(p)           Cash flow and accounts payable reports.  On (i) Thursday of each week (commencing January 7, 2016), an update to the Borrower and its Subsidiaries’ 13-week cash flow forecast delivered with respect to the immediately preceding week, including actual performance for the prior week and variance reports, and (ii) the last Business Day of each month (commencing December 31, 2015), a report of the outstanding accounts payable of the Borrower and its Subsidiaries (including an aging report) as of the end of the immediately prior month, in each case, in reasonable detail and otherwise in form and substance acceptable to the Administrative Agent.”

3. Redetermination of the Borrowing Base.

A. Effective as of the Amendment Effective Date, the Borrowing Base shall be reduced to $29,800,000, which Borrowing Base shall remain in effect until further reduced in accordance with Section 3(B) below or otherwise redetermined in accordance with the Credit Agreement.  Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3(A) shall constitute the fall 2015 Scheduled Redetermination.

B. Effective as of May 31, 2016, the Borrowing Base shall be automatically further reduced by $9,800,000 to $20,000,000 (unless, on or before such date, the requisite Lenders determine to reduce of the Borrowing Base by or to a different amount in accordance with the Credit Agreement), which Borrowing Base shall remain in effect until the next redetermination of the Borrowing Base in accordance with the Credit Agreement; provided, however, that if the automatic Borrowing Base reduction by $9,800,000 (or such other amount) results in a Borrowing Base Deficiency, then the Borrower acknowledges and agrees that (1) notwithstanding anything to the contrary provided in Section 3.04(c) of the Credit Agreement, (x) within two (2) Business Days, the Borrower shall make a single lump sum payment in an amount equal to the lesser of the Borrowing Base Deficiency and $9,800,000 and (y) any failure to make such Borrowing Base Deficiency payment shall constitute an Event of Default, and (2) any Borrowing Base Deficiency in excess of $9,800,000 (if any) shall be cured in accordance with Section 3.04(c) of the Credit Agreement.  Both the Borrower, on the one hand, and the Administrative Agent and the Lenders, on the other hand, agree that the reduction of the Borrowing Base pursuant to this Section 3(B) shall constitute the spring 2016 Scheduled Redetermination.

4. Limited Waiver.

A. The failure by the Borrower to comply with Section 9.01(b) of the Credit Agreement for the fiscal quarter ended September 30, 2015, and any failure (if any) by the Borrower to comply with Section 9.01(a), Section 9.01(b) or Section 9.01(c) of the Credit Agreement for the fiscal quarter ended December 31, 2015, and any Defaults or Events of Default arising as a result thereof, are each hereby waived (and any breach of any representation or warranty under the Credit Agreement or any other Loan Document as a result of the existence of such failures to comply is hereby similarly waived), provided that, unless the Borrower shall have made any and all mandatory payments as required by Section 3(B) of this Waiver and Amendment, the foregoing waivers shall automatically expire and an Event of Default shall be deemed to have occurred as of September 30, 2015, and shall then continue until cured or further waived in accordance with the Credit Agreement.

B. The post-default rate of interest, which would otherwise apply as a result of the breach described in the foregoing clause (A) of this Section 4 to the aggregate outstanding amount of all Loans for the period from September 30, 2015 until (but not including) May 31, 2016, is hereby waived; provided that the waiver of the post-default rate of interest (1) shall be waived so long as the provisions of Section 3(B) of this Waiver and Amendment are satisfied and the limited waiver described in clause (A) of this Section 4 has not terminated and (2) shall not apply to any other Event of Default now existing or that may hereafter occur.

The waivers in this Section 4 are effective only in respect of the matters and for the time periods expressly set forth in this Section 4 and not for any other fiscal quarter period, except as expressly set forth in this Waiver and Amendment, no other waivers, amendments or modifications are intended or made by this Waiver and Amendment.  No failure or delay on the part of the Administrative Agent, any Lender, the Issuing Bank or the holder of any Note in exercising any power or right under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No waiver or approval by the Administrative Agent, any Lender, the Issuing Bank or the holder of any Note under this Waiver and Amendment, the Credit Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transaction or any Default or Event of Default under any Loan Document.

5. Conditions Precedent.  This Waiver and Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied

A. Waiver and Ninth Amendment to Credit Agreement.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Waiver and Amendment duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent and each Lender.

B. Fees and Expenses. The Administrative Agent shall have received from the Borrower (a) payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Waiver and Amendment and the other documents in connection herewith and (b) all fees due and payable under the Credit Agreement and under any separate fee agreement entered into by the parties pursuant to the Credit Agreement.

C. Initial 13-Week Cash Flow Forecast.  The Administrative Agent shall have received an initial 13-week cash flow forecast in reasonable detail and otherwise in form and substance acceptable to the Administrative Agent.

D. Representations and Warranties; No Defaults.  The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Waiver and Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) all representations and warranties contained herein or in the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Amendment Effective Date and (ii) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents, in each case after giving effect to the limited waivers set forth in Section 4 of this Waiver and Amendment.

6. Post-Closing Covenants.  The Borrower hereby covenants and agrees that the Borrower shall deliver to the Administrative Agent (i) on or before February 8, 2016, a certificate from an Authorized Officer of the Borrower certifying that attached thereto is a true and correct copy of a binding engagement letter (the “Investment Bank Engagement Letter”) between the Borrower (or Yuma Energy) and an investment bank (the identity of which shall be acceptable to the Administrative Agent) pursuant to which such investment bank will assist the Borrower in the pursuit of strategic options regarding the finances of the Borrower and (ii) on or before the earlier of March 31, 2016 and sixty (60) days after the Investment Bank Engagement Letter is executed, either (x) an underwritten commitment in writing for additional capital (in the form of additional equity capital contributions and/or the incurrence of additional Debt) to the Borrower in cash (not including the amount of any original issue discount) in immediately available funds and in an aggregate amount sufficient for the Borrower to make any mandatory payments in accordance with Section 3(B) above (any such satisfactory underwritten commitment, an “Additional Capital Commitment”) or (y) a binding definitive agreement for the acquisition (whether by direct asset purchase, equity purchase or merger) of all or substantially all of the assets of the Borrower and its Subsidiaries or some other structure that is acceptable to the Administrative Agent and the Lenders in their respective sole and absolute discretion (the “Definitive Acquisition Agreement”), and containing a condition or requirement of the consummation of such transaction that the Borrower shall have made (or shall have directed or caused another Person to have made) any and all mandatory payments as required by Section 3(B) of this Waiver and Amendment, and, in the case of either clause (x) or (y), reasonably providing for a closing date not later than May 31, 2016, and otherwise in form and substance (including the terms and conditions of any Debt to be incurred or Equity Interests to be issued, or the terms and conditions of any such Definitive Acquisition Agreement) satisfactory to the Administrative Agent and the Lenders in their respective sole and absolute discretion.

For the avoidance of doubt, the Borrower, the Administrative Agent and the Lenders hereby further agree that:

(a)           the terms and conditions of the Investment Bank Engagement Letter, any Additional Capital Commitment or any Definitive Acquisition Agreement (each a “Debt Reduction Document”) pursuant to this Section 6, as applicable, are required to be satisfactory to the Administrative Agent and the Lenders in their respective sole discretion (and each Lender agrees to indicate to the Administrative Agent, and the Administrative Agent (for itself and the Lenders) agrees to indicate to the Borrower, in each case, in writing on or before the third (3rd) Business Day following the date of delivery thereof whether such Debt Reduction Document is satisfactory in the sole discretion of such Lender and the Administrative Agent, respectively);

(b)           any determination by the Lenders and the Administrative Agent that such Debt Reduction Document is satisfactory shall not in any way restrict or impair the Administrative Agent’s or the Lenders’ separate rights to review and consent to the terms and conditions of the transactions and definitive documents related thereto, all of which the parties hereto acknowledge and agree will necessarily be the subject of a separate subsequent consent or amendment by the Administrative Agent and the Lenders (if any), each in their respective sole discretion, to the extent required by, and otherwise in accordance with, the Credit Agreement; and

(c)           the failure to comply with the covenants set forth in this Section 6 shall constitute an Event of Default.

7. Agreement and Acknowledgement of Borrower Regarding Financial Advisor.  The Borrower hereby acknowledges and agrees that the Administrative Agent, on behalf of itself and the Lenders, has the right to retain a financial advisor in its sole discretion, and the Borrower shall, and shall cause its Subsidiaries to, reasonably cooperate in good faith in all respects with such financial advisor and shall promptly pay or reimburse the Administrative Agent and the Lenders for all reasonable and documented fees and out-of-pocket expenses incurred in connection therewith, including the payment of any retainer required thereby.

8. Certain Representations.  The Borrower represents and warrants that, as of the Amendment Effective Date:  (A) the Borrower has full power and authority to execute this Waiver and Amendment and the other documents executed in connection herewith and this Waiver and Amendment and such other documents constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (B) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof.  In addition, the Borrower represents that after giving effect to this Waiver and Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

9. No Further Amendments.  Except as amended hereby, the Credit Agreement and the Loan Documents shall remain unchanged and all provisions shall remain fully effective between the parties.

10. Acknowledgments and Agreements.  The Borrower acknowledges that on the date hereof all outstanding Indebtedness is payable in accordance with its terms, and the Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.  The Borrower, the Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and the Loan Documents and acknowledge and agree that the Credit Agreement, as amended hereby, and the Loan Documents are and remain in full force and effect.  The Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Waiver and Amendment.  Any breach of any representations, warranties and covenants under this Waiver and Amendment shall be an Event of Default under the Credit Agreement.

11. Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (A) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents (other than the waiver provided for in Section 4(A) of this Waiver and Amendment), or (B) to prejudice any right or rights which the Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Waiver and Amendment shall constitute a Loan Document for all purposes.

12. Release of Administrative Agent, Issuing Bank and Lenders; Etc.  In consideration of the amendments and waivers set forth in this Waiver and Amendment, the Borrower and the Guarantors hereby release, acquit, forever discharge, and covenant not to sue, the Administrative Agent, the Issuing Bank and each Lender, along with all of their beneficiaries, officers, directors, shareholders, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower which the Borrower, any Guarantor or any Subsidiary of any of them, has, had or may have against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or at any time prior to the date of this Waiver and Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any Note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any Notes, the negotiation of any of the Credit Agreement, the Notes, the Mortgages, the Hazardous Materials Indemnity or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower or any Guarantor in reference to any Loan Document.

13. Confirmation of Security.  The Borrower hereby confirms and agrees that all of the Security Instruments, as may be amended in accordance herewith, which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Credit Agreement as modified by this Waiver and Amendment.

14. Counterparts.  This Waiver and Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Waiver and Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

15. Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process” are incorporated herein by reference for all purposes.

16. Entirety, Etc.  This Waiver and Amendment, the Expenses and Indemnity Letter and all of the other Loan Documents embody the entire agreement between the parties.  THIS WAIVER AND AMENDMENT, THE EXPENSES AND INDEMNITY LETTER AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment to be effective as of the date and year first above written.

BORROWER

YUMA EXPLORATION AND PRODUCTION COMPANY, INC.

By: /s/ Paul D. McKinney
Name: Paul D. McKinney
Title: Chief Operating Officer

ADMINISTRATIVE AGENT
AND LENDER:

SOCIÉTÉ GÉNÉRALE

By: /s/ Max Sonnonstine
Name: Max Sonnonstine
Title:    Director

LENDER:

ONEWEST BANK, FSB

By: /s/ John Feeley
Name:  John Feeley
Title:    Director

LENDER:

LEGACYTEXAS BANK (successor to Viewpoint Bank, N.A.)

By: /s/ Whitney Randolph
Name: Whitney Randolph
Title:    Senior Vice President

THE GUARANTORS HEREBY CONSENT TO THE EXECUTION, DELIVERY AND PERFORMANCE OF THE TERMS OF THIS WAIVER AND AMENDMENT BY THE BORROWER.

THE YUMA COMPANIES, INC.

By: /s/ Paul D. McKinney
Name:         Paul D. McKinney
Title:           Chief Operating Officer

PYRAMID OIL LLC

By: /s/ Paul D. McKinney
Name:         Paul D. McKinney
Title:           Chief Operating Officer

Signature Page to Waiver and Ninth Amendment